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                                                                   Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in the Prospectus Supplement to the Prospectus dated May 13, 1996 to Registration Statement No. 333-01451 of our report dated January 22, 1996 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                   Coopers & Lybrand L.L.P.


                              _______________________________
                                   /s/ Cooper & Lybrand L.L.P.


May 29, 1996
New York, New York




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